Exhibit 10.24

 EXECUTION COPY

FIRST AMENDMENT TO EXPLORATION AND OPTION TO ENTER JOINT VENTURE AGREEMENT

THIS FIRST AMENDMENT TO THE EXPLORATION AND OPTION TO ENTER JOINT VENTURE AGREEMENT is made this 20th of July, 2007 by and between MIRANDA GOLD CORP., a British Columbia corporation, and MIRANDA U.S.A., INC, a Nevada corporation (collectively “Miranda”); and ROMARCO MINERALS INC., a British Columbia corporation, and ROMARCO MINERALS U.S. INC.,  a Nevada corporation (collectively “Romarco”).

RECITALS

A.

Miranda and Romarco have previously entered into an “Exploration and Option to Enter Joint Venture Agreement (Red Canyon Project” effective July 12, 2006 (the “Exploration Agreement”).  The Exploration Agreement relates to the “Red Canyon” group of unpatented mining claims (the “Property”), which are subject to an “Exploration and Option to Purchase Agreement” dated November 18, 2003 between Miranda and Red Canyon Corporation (the “Red Canyon Lease”).

B.

The Exploration Agreement required Romarco to expend $400,000.00 in Expenditures on the Property on or before July 12, 2007, subject to certain conditions.

C.

The parties now wish to amend the Exploration Agreement for the purpose of replacing the Initial Year Expenditure with the commitment described herein;

THEREFORE, the parties have agreed as follows.

1.

Extension to Time for Completing of Initial Year Expenditures.  Sections 7.1 and 7.2 of the Exploration Agreement are hereby amended to require Romarco to undertake 6,000 feet of reverse circulation or core drilling on the Property on or before December 31, 2007.  The drilling commitment shall replace the previous requirement of $400,000 in Expenditures in the Initial Year.

Romarco agrees to use its best efforts to obtain all necessary permits for the drilling program, and to obtain the services of one or more drill rigs in a timely manner.  If Romarco is unable to complete its drilling obligation by December 31, 2007 because of unavailability of drill rigs, Romarco shall provide evidence to Miranda of its efforts to obtain one or more drill rigs and qualified drillers. If Romarco has not commenced drilling by November 15th, 2007, then upon delivery of reasonably satisfactory evidence of Romarco’s efforts to Miranda, then Miranda will extend the drilling deadline from December 31, 2007 to such time as Romarco has completed its 6,000-foot drilling commitment (but not later than July 12, 2008).

2.

Related Changes.  Notwithstanding the replacement of the Initial Year Expenditures, all other amounts which included the initial $400,000 Expenditure in its calculation shall remain unchanged, except that the Annual Amount and Cumulative Amount references for July 12, 2007, and this Expenditure Date itself, shall be deleted. For greater certainty, the Parties confirm that the Exploration Agreement has not been terminated and that Romarco shall not be in default of any of its obligations under Section 7 as at July 12, 2008, including the provisions of this First Amendment, if it has incurred an aggregate of $900,000 in Expenditures on or before July 12, 2008, including any Expenditures contemplated by or made pursuant to this First Amendment.  .

3.

Consideration for Amendment.  In consideration of the foregoing amendment, Romarco agrees to make the following payments as Expenditures:

a.

On or before August 1, 2007, Romarco will pay the federal claim maintenance fees for the unpatented mining claims held under the Red Canyon Lease, together with any additional claims that may have been located by Miranda or Romarco with the Area of Interest.

b.

On or before September 1, 2007, Romarco will record an Affidavit and Notice of Intent to Hold in Eureka County for the unpatented claims held under the Red Canyon Lease, together with any additional claims that may have been located by Miranda or Romarco within the Area of Interest.

c.

On or before November 18, 2007, Romarco will be obligated to pay the annual lease payment of $50,000 required by the Red Canyon Lease.

3.

Continuing Effect.  All other terms and provisions of the Exploration Agreement shall continue in full force and effect, except as modified by this First Amendment.

IN WITNESS WHEREOF,

the parties have executed this First Amendment to Exploration and Option to Enter Joint Venture Agreement on the day and year first above written.

MIRANDA GOLD CORP., A British Columbia corporation

By______________________________________________

    KENNETH D. CUNNINGHAM, President

MIRANDA U.S.A., INC., a Nevada corporation

By______________________________________________

    KENNETH D. CUNNINGHAM, President

ROMARCO MINERALS INC., a British Columbia corporation

By________________________________________________

    DIANE GARRETT, President

ROMARCO MINERALS U.S. INC., a Nevada corporation

By________________________________________________

    DIANE GARRETT, President